EXECUTION COPY

SEVENTH AMENDMENT
TO
THE MBNA MASTER CREDIT CARD TRUST II
POOLING AND SERVICING AGREEMENT


		THIS SEVENTH AMENDMENT TO THE MBNA MASTER CREDIT CARD TRUST II POOLING AND SERVICING AGREEMENT, dated as of August 1, 2002 (the "Amendment") is by and between MBNA AMERICA BANK, NATIONAL ASSOCIATION, as Seller and Servicer, and THE BANK OF NEW YORK, as Trustee.

		WHEREAS the Seller and Servicer and the Trustee have executed that certain Pooling and Servicing Agreement, dated as of August 4, 1994 (as amended and supplemented through the date hereof and as the same may be further amended, supplemented or otherwise modified and in effect from time to time, the "Pooling and Servicing Agreement");

		WHEREAS the Seller and Servicer and the Trustee have executed certain supplements as described on Schedule 1 hereto (the "Supplements"), including the Series 2001-D Supplement, dated as of May 24, 2001 (the "Series 2001-D Supplement" and together with the
Supplements, the "Series Supplements");

		WHEREAS the Seller and Servicer and the Trustee wish to amend the Pooling and Servicing Agreement and the Series Supplements as provided herein;

		NOW THEREFORE, in consideration of the promises and the agreements contained herein, the parties hereto agree to amend the provisions of the Pooling and Servicing Agreement and the Series
Supplements as follows:

SECTION 1.	Amendment to Section 2.01.  Section 2.01 of the
Pooling and Servicing Agreement shall be and hereby is amended by adding the following paragraph at the end of such Section:

The Trust created by this Agreement is named "MBNA Master
Credit Card Trust II" and is separate and distinct from the Seller, the Servicer, and each Certificateholder. It is the intention of the parties hereto that the Trust constitute a common law trust (as opposed to a trust created under Chapter 38 of Title 12 of the Delaware Code) under the laws of the State of Delaware and that this Agreement constitute the governing instrument of such Trust. The Trust, and the Trustee on its behalf, shall engage only in Permitted Activities.

		SECTION 2. Amendment to Section 4.01. Section 4.01 of the Pooling and Servicing Agreement shall be and hereby is amended by adding the following text after the first sentence of such Section.

The interest represented by any Certificate shall constitute personal property, and no Certificateholder shall have an interest in specific property of the Trust. No creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust, provided, however, that this sentence shall not limit any rights expressly provided to the Certificateholders pursuant to this Agreement or any Supplement thereto or to the holders of Notes (as defined in the Series 2001-D Supplement hereto) pursuant to the Indenture (as defined in the Series 2001-D Supplement hereto). None of the Seller, the Servicer, or any Certificateholder shall have any liability for the expenses or liabilities of the Trust except as specifically set forth in this Agreement.

		SECTION 3. Amendment to Section 12.01. Section 12.01 of the Pooling and Servicing Agreement shall be and hereby is amended by adding the following clause at the end of such Section:

(c)	The Trust shall not be terminated or revoked
except in accordance with this Section 12.01. The dissolution, termination, bankruptcy, conservatorship, or receivership of the Seller, the Servicer, or any Certificateholder shall not result in the termination or dissolution of the Trust.

SECTION 4.	Amendment of Section 13.04.  Section 13.04 of
the Pooling and Servicing Agreement shall be and hereby is amended by deleting such Section in its entirety and inserting the following text in its place:

Governing Law; Submission to Jurisdiction; Agent for Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 DEL. C. 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

SECTION 5.	Amendment of Section 13.05.  (a)  Section 13.05
of the Pooling and Servicing Agreement shall be and hereby is amended by inserting the phrase "or electronic transmission" after the word "facsimile" in the first sentence.

(b) Section 13.05 of the Pooling and Servicing Agreement shall be and hereby is further amended by inserting the phrase ", sent by facsimile, sent by electronic transmission or personally delivered to each Certificateholder" after the word "prepaid" in the second sentence.

(c) Section 13.05 of the Pooling and Servicing Agreement shall be and hereby is further amended by inserting the phrase ", sent by facsimile, electronic transmission or delivered in the manner herein provided and" after the phrase "Any notice so mailed" in the last sentence of such Section.

SECTION 6.	Addition of Section 13.17.  The Pooling and
Servicing Agreement is hereby amended by adding the following Section
13.17 at the end of Article XIII of the Pooling and Servicing
Agreement:

Section 13.17	Intention of Parties.  For purposes of
complying with the requirements of the Asset-Backed Securities
Facilitation Act of the State of Delaware, 6 Del. C. 2701A, et seq. (the "Securitization Act"), each of the parties hereto hereby agrees that:

(a)	Any property, assets or rights purported to be
transferred, in whole or in part, by the Seller pursuant to this Agreement (including each Assignment) shall be deemed to no longer be the property, assets or rights of the Seller;

(b)	None of the Seller, its creditors or, in any
insolvency proceeding with respect to the Seller or the Seller's property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Agreement), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Seller any property, assets or rights purported to be transferred, in whole or in part, by the Seller pursuant to this Agreement (including each Assignment);

(c)	In the event of a bankruptcy, receivership or other
insolvency proceeding with respect to the Seller or the Seller's property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of the Seller's property, assets, rights or estate; and

(d)	The transactions contemplated by this Agreement shall
constitute a "securitization transaction" as such term is used in the Securitization Act.

SECTION 7.	Amendment to the Series Supplements.  By
executing this Amendment, the parties hereto acknowledge and agree that this Amendment hereby amends the Series Supplements by deleting each of
Section 14 of each of the Supplements and Section 13 of the Series 2001-D Supplement and inserting the amendments in Section 4 hereto in their place; provided that, the term "Agreement" shall be deleted wherever it appears in such amendments and "Series Supplement" shall be inserted in its place.

SECTION 8.	Effectiveness.  The amendments provided for by
this Amendment shall become effective upon receipt by the Trustee of the following:

(a) Notification in writing from each of Moody's and Standard & Poor's to the effect that the terms of this Amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

(b) Confirmation from the Seller and Servicer that it has received a copy of the written notification referred to in subsection 8(a) above and that such written notification is satisfactory to the Seller and Servicer in its sole discretion.

(c) An Opinion of Counsel for the Seller addressed to the Trustee to the effect that the terms of this Amendment will not adversely affect in any material respect the interests of any Investor Certificateholder.

(d) Counterparts of this Amendment, duly executed by the parties hereto.

SECTION 9.	Pooling and Servicing Agreement and Series
Supplements in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Pooling and Servicing Agreement and the Series Supplements shall remain in full force and effect. All references to the Pooling and Servicing Agreement and the Series Supplements in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement and Series Supplement as amended by this Amendment. This Amendment shall not constitute a novation of the Pooling and Servicing Agreement or the Series Supplements, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement and the Series Supplements, as amended by this Amendment, as though the terms and obligations of the Pooling and Servicing Agreement and the Series Supplements were set forth herein.

SECTION 10.	Counterparts.  This Amendment may be executed
in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

SECTION 11.	Governing Law.  THIS AMENDMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS,
RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 12.	Defined Terms and Section References.
Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement. All Section or subsection references herein shall mean Sections or subsections of the Pooling and Servicing Agreement, except as otherwise provided herein.

		IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

						MBNA AMERICA BANK,
						  NATIONAL ASSOCIATION,
						  Seller and Servicer

						By: /s/ Christopher A. Halmy______
	   Name:	Christopher A. Halmy
	   Title:	First Vice President


						THE BANK OF NEW YORK,
						  Trustee


						By:/s/ Scott J. Tepper ____________
	   					    Scott J. Tepper
						    Assistant Vice President


SCHEDULE 1
List of Supplements

Series 1994-E Supplement, dated as of December 15, 1994
Series 1995-A Supplement, dated as of March 22, 1995
Series 1995-C Supplement, dated as of June 29, 1995
Series 1995-E Supplement, dated as of August 2, 1995
Series 1995-G Supplement, dated as of September 27, 1995
Series 1995-J Supplement, dated as of November 21, 1995
Series 1996-A Supplement, dated as of February 28, 1996
Series 1996-B Supplement, dated as of March 26, 1996
Series 1996-E Supplement, dated as of May 21, 1996
Series 1996-G Supplement, dated as of July 17, 1996
Series 1996-J Supplement, dated as of September 19, 1996
Series 1996-K Supplement, dated as of October 24, 1996
Series 1996-M Supplement, dated as of November 26, 1996
Series 1997-B Supplement, dated as of February 27, 1997
Series 1997-C Supplement, dated as of March 26, 1997
Series 1997-D Supplement, dated as of May 22, 1997
Series 1997-G Supplement, dated as of June 18, 1997
Series 1997-H Supplement, dated as of August 6, 1997
Series 1997-I Supplement, dated as of August 26, 1997
Series 1997-J Supplement, dated as of September 10, 1997
Series 1997-K Supplement, dated as of October 22, 1997
Series 1997-L Supplement, dated as of November 13, 1997
Series 1997-M Supplement, dated as of November 6, 1997
Series 1997-O Supplement, dated as of December 23, 1997
Series 1998-A Supplement, dated as of March 18, 1998
Series 1998-B Supplement, dated as of April 14, 1998
Series 1998-C Supplement, dated as of June 24, 1998
Series 1998-D Supplement, dated as of July 30, 1998
Series 1998-E Supplement, dated as of August 11, 1998
Series 1998-F Supplement, dated as of August 26, 1998
Series 1998-G Supplement, dated as of September 10, 1998
Series 1998-J Supplement, dated as of October 29, 1998
Series 1998-K Supplement, dated as of November 24, 1998
Series 1999-A Supplement, dated as of March 25, 1999
Series 1999-B Supplement, dated as of March 26, 1999
Series 1999-C Supplement, dated as of May 18, 1999
Series 1999-D Supplement, dated as of June 3, 1999
Series 1999-F Supplement, dated as of August 3, 1999
Series 1999-G Supplement, dated as of July 29, 1999
Series 1999-H Supplement, dated as of August 18, 1999
Series 1999-I Supplement, dated as of September 8, 1999
Series 1999-J Supplement, dated as of September 23, 1999
Series 1999-K Supplement, dated as of October 27, 1999
Series 1999-L Supplement, dated as of November 5, 1999
Series 1999-M Supplement, dated as of December 1, 1999
Series 2000-A Supplement, dated as of March 8, 2000
Series 2000-B Supplement, dated as of March 28, 2000
Series 2000-C Supplement, dated as of April 13, 2000
Series 2000-D Supplement, dated as of May 11, 2000
Series 2000-E Supplement, dated as of June 1, 2000
Series 2000-F Supplement, dated as of June 23, 2000
Series 2000-G Supplement, dated as of July 20, 2000
Series 2000-H Supplement, dated as of August 23, 2000
Series 2000-I Supplement, dated as of September 8, 2000
Series 2000-J Supplement, dated as of October 12, 2000
Series 2000-K Supplement, dated as of November 21, 2000
Series 2000-L Supplement, dated as of December 13, 2000
Series 2000-Z Supplement, dated as of March 30, 2000
Series 2001-A Supplement, dated as of February 20, 2001
Series 2001-B Supplement, dated as of March 8, 2001
Series 2001-C Supplement, dated as of April 25, 2001


(..continued)



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